As filed with the Securities and Exchange Commission
                               on October 18, 1996

                              Registration No. 33-
-----------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                       HUNGARIAN TELEPHONE AND CABLE CORP.
             (Exact name of registrant as specified in its charter)


            Delaware                            13-3652685
----------------------------------------------------------------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                  Identification No.)


100 First Stamford Place, Stamford, CT                06902
-----------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)


                  EMPLOYMENT CONTRACTS WITH JAMES G. MORRISON,
                    ANDREW E. NICHOLSON AND DANIEL R. VAUGHN
                   ------------------------------------------
                            (Full title of the plan)

                                             Copy to:
       Peter T. Noone                 Stephen A. Bouchard, Esq.
Hungarian Telephone and Cable Corp.  Fleischman and Walsh, L.L.P.
    100 First Stamford Place          1400 Sixteenth Street, NW
      Stamford, CT  06902                   Suite 600
        (203) 348-9069                  Washington, DC  20036
                                         (202) 929-7900
(Name, address including zip code,
 and telephone number including
 area code, of agent for service)
-----------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------
                           Proposed     Proposed
Title of                   Maximum      Maximum      Amount
Securities     Amount      Offering     Aggregate      of
 to be          to be      Price Per    Offering   Registration
Registered   Registered     Share        Price        Fee
----------------------------------------------------------------

Common Stock,
 par value
 $.001 per
  Share       110,500(1)  $12.5625(2)  $1,388,156.25(2) $479.00

-----------------------------------------------------------------
(1) Consists of 55,000 shares of Common Stock issued to James G. Morrison, the Registrant's President and Chief Executive Officer and Director, issued pursuant to his amended and restated employment contract dated as of October 17, 1996; 36,500 shares of Common Stock issued to Andrew
         E. Nicholson, the Registrant's Senior Vice President - Finance, pursuant to his amended and restated employment contract dated as of October 17, 1996; and 19,000 shares of Common Stock issued to Daniel R. Vaughn, the Registrant's Vice President and Chief Operating Officer, pursuant to his amended and restated employment contract dated as of October 17, 1996.

(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported on the American Stock Exchange on October 16, 1996 of $12.5625 per share.


----------------
Note: This Registration Statement, pursuant to Instruction C of Form 8, includes a Re-Offer Prospectus for the resale of shares of Common Stock previously issued to certain employees in connection with certain employment contracts.

                       HUNGARIAN TELEPHONE AND CABLE CORP.

              Cross-Reference Sheet Showing Location in Prospectus
                  of Information Required by Items of Form S-8


Form S-8 Item and Heading                  Location in Prospectus
-------------------------                  ----------------------

1.   Forepart of the Registration
     Statement and Outside Front
     Cover Page of Prospectus.............Front Cover Page

2.   Inside Front and Outside Back
     Cover................................Inside Front Cover Page

3.   Summary Information, Risk
     Factors and Ratio of Earnings
     to Fixed Charges.....................The Company

4.   Use of Proceeds......................Use of Proceeds

5.   Determination of Offering
     Price................................Not applicable

6.   Dilution.............................Not applicable

7.   Selling Security Holders.............Selling Stockholders

8.   Plan of Distribution.................Plan of Distribution

9.   Description of Securities to
     be Registered........................Description of Capital
                                          Stock

10.  Interest of Named Experts
     and Counsel..........................Not applicable

11.  Material Changes.....................Not applicable

12.  Incorporation of Certain
     Information by Reference.............Incorporation of
                                          Certain Documents by
                                          Reference

13.  Disclosure of Commission
     Position on Indemnification for
     Securities Act Liabilities...........Indemnification of
                                          Directors and Officers

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to Messrs. Morrison, Nicholson and Vaughn as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                               RE-OFFER PROSPECTUS

                       HUNGARIAN TELEPHONE AND CABLE CORP.

                         110,500 SHARES OF COMMON STOCK
                         -------------------------------
                          (Par Value $0.001 Per Share)

          OFFERED AS SET FORTH HEREIN PURSUANT TO EMPLOYMENT
       CONTRACTS BETWEEN HUNGARIAN TELEPHONE AND CABLE CORP. AND
      JAMES G. MORRISON, ANDREW E. NICHOLSON AND DANIEL R. VAUGHN
                        -------------------------

     This Prospectus relates to offers and sales of 110,500 currently outstanding shares (the "Shares") of Common Stock of Hungarian Telephone and Cable Corp., a Delaware corporation (the "Company"), that were acquired prior to October 18, 1996 by certain employees of the Company (the "Selling Stockholders") pursuant to certain employment contracts.

     The Shares may be offered for sale hereby from time to time by any or all of the Selling Stockholders for their own benefit. The Company will receive no portion of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by Selling Stockholders will be borne by such Selling Stockholders.

     All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time in one or more transactions on a securities exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

     The Selling Stockholders and any brokers executing sale orders on behalf of the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

     The Common Stock of the Company trades on the American Stock Exchange under the symbol "HTC." On October 18, 1996, the average of the high and low prices of the Company's Common Stock as reported on the American Stock Exchange was $12.5625.
                            -------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION (THE "STATE COMMISSION") NOR HAS THE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            -------------------------

NEITHER THE FACT THAT A REGISTRATION STATEMENT HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT THE REGISTRATION STATEMENT IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE OF NEW HAMPSHIRE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
                            -----------------

     No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made. Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the information herein or in the affairs of the Company since the date of this Prospectus.
                            -------------------------

                 The Date of this Prospectus is October 18, 1996

                                TABLE OF CONTENTS


                                                               Page
                                                               ----
AVAILABLE INFORMATION........................................    1

INCORPORATION OF CERTAIN DOCUMENTS BY
REFERENCE....................................................    1

THE COMPANY..................................................    3

USE OF PROCEEDS..............................................    3

DESCRIPTION OF CAPITAL STOCK.................................    3

SELLING
STOCKHOLDERS.................................................    4

TRANSFER AGENT AND
REGISTRAR....................................................    4

PLAN OF
DISTRIBUTION.................................................    4

LEGAL
MATTERS......................................................    5

INDEMNIFICATION OF DIRECTORS AND OFFICERS....................    5

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Facilities of the Commission at the offices of the Commission at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549; and at its regional offices located at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511, and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained, upon payment of prescribed fees, from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such material, dated through December 19, 1995, is also available for inspection at the offices of the NASDAQ Stock Market, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. Such material, beginning December 20, 1995, is also available for inspection at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006. This Prospectus does not contain all of the information set forth in the Registration Statements of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates in the manner set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Peter T. Noone, General Counsel, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Stamford, Connecticut 06902; telephone number (203) 348-9069.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by the Company with the Commission are hereby incorporated by reference into this Prospectus and are contained in a file maintained at the principal United States executive offices of the Company.

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

     3. All other reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above.

     4.  The Company's Definitive Proxy Statement for its Annual
Meeting of Stockholders held on May 9, 1996.

     5. The description of the Common Stock, par value $.001 per share, of the Company contained in the Company's Registration Statement filed under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description. See "Description of Capital Stock" in this Prospectus for a description of the Registrant's Common Stock.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests for information regarding the Employment Contracts or the aforementioned documents should be directed to Peter
T. Noone, General Counsel, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Stamford, Connecticut 06902; telephone number (203) 348-9069.

      All information appearing in this Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

                                   THE COMPANY

    The Company, a Delaware corporation, through its Hungarian subsidiaries, is engaged in the provision of basic telephone services in five defined regions with in the Republic of Hungary.

         The Company's United States office is located at 100 First Stamford Place, Suite 204, Stamford, Connecticut 06902; telephone (203) 348-9069. The Company's principal office in Hungary is located at Kiralyhago u.2, H-1126, Budapest; telephone (361) 212- 1100.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares offered hereby.


                          DESCRIPTION OF CAPITAL STOCK

     Common Stock

         The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, par value $.001 and (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

         The holders of Common Stock are entitled to one vote for each share of record held by them on all matters to be voted on by stockholders. There is no right to cumulative voting.

         The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities. Holders of shares of Common Stock have no preemptive, subscription, conversion, redemption or sinking fund rights. The rights, preferences and privileges of holders of Common Stock are subject to any class or series of Preferred Stock which the Company may issue in the future.


     Preferred Stock

         The Board of Directors of the Company is authorized to issue Preferred Stock in classes or series and to fix the designations, preferences, qualifications, limitations, or restrictions of any class or series with respect to the rate and nature of dividends, the price and terms and conditions on which shares may be redeemed, the amount payable in the event of voluntary or involuntary liquidation, the terms and conditions for conversion or exchange into any other class or series of stock, voting rights and other terms.

                              SELLING STOCKHOLDERS

         The Shares that may be offered for sale from time to time by the Selling Stockholders consist of Shares that were acquired by such Selling Stockholders prior to the date hereof pursuant to their employment contracts.


     The following table sets forth the name of each Selling Stockholder, the nature of his position with the Company, the number of Shares of Common Stock owned by each Selling Stockholder prior to the offering, and the number of Shares and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after the offering.

                           Shares              Shares
                           Owned      Shares   Owned
                           Prior to   Offered  After
Name and Title             Offering   Hereby   Offering   Percent
----------------------------------------------------------------
James G. Morrison,
Director, President
and Chief Executive
Officer of the Company      55,000     55,000      0         *

Andrew E. Nicholson,
Senior Vice President,
Finance of the Company      36,500     36,500      0         *

Daniel R. Vaughn,
Vice President and Chief
Operating Officer of the
Company                     19,000     19,000      0         *


* Represents as to each Selling Stockholder less than 1% of the shares of Common Stock outstanding.


                          TRANSFER AGENT AND REGISTRAR

      The Transfer Agent and Registrar for the Common Stock of the Company is Continental Stock Transfer & Trust Company, 2
Broadway, New York, New York 10004.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders have advised the Company that they wish to be in a position to sell the Shares offered hereby from time to time. The number of Shares that actually may be sold by the Selling Stockholders will be determined by each Selling Stockholder and will depend on a number of factors, including the market price of the Common Stock and the Selling Stockholders' personal financial circumstances.

     The Selling Stockholders may sell shares of Common Stock in any of the following ways: (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions on a securities exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to such prevailing market prices or at negotiated prices or fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agents. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         Each of the Selling Stockholders is selling the Shares for his own account. The Company will not receive any of the proceeds from the sale of the Shares.

         The Company intends to maintain the effectiveness of the Registration Statement (of which this Prospectus is a part) during the period commencing on the date hereof and ending at such time as all the Shares are sold or the Company delivers to the Selling Stockholders an opinion of counsel to the effect that the Shares may be sold without compliance with the registration requirements of the Securities Act. The Company is bearing all expenses incurred in connection with the registration of the Shares.


                                  LEGAL MATTERS

      The legality of the Shares offered hereby has been passed upon for the Company by Fleischman and Walsh, L.L.P, 1400 Sixteenth Street, Suite 600, Washington, DC 20036.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation of the Company provides that the Company shall indemnify each officer and director of the Registrant to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Certificate of Incorporation and By-Laws of the Company also provides that, to the fullest extent permitted by the DGCL, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the Company or its stockholders. Such limitation does not affect the liability of a director (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemption of shares or (iv) for any breach of a director's duty of loyalty to the Company or its stockholders.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
---------------------------------------------------------

     The following documents previously filed by Hungarian Telephone and Cable Corp. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement except as superseded or modified as described herein:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

(b) the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996;

(c) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to above;

(d) the Registrant's definitive Proxy Statement for its Annual Meeting of Stockholders held on May 9, 1996; and

(e) the description of the common stock, par value $.001 per share, of the Registrant contained in the Company's Re-Offer Prospectus (under the caption "Description of Capital Stock") filed with this Registration Statement and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration
Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Peter
T. Noone, General Counsel, Hungarian Telephone and Cable Corp., 100 First Stamford Place, Stamford, Connecticut 06902; telephone number (203) 348-9069.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities.
-----------------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
-------------------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
----------------------------------------------------

         The Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify each officer and director of the Registrant to the fullest extent permitted by applicable law. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The Certificate of Incorporation and By-Laws of the Registrant also provides that, to the fullest extent permitted by the DGCL, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the Registrant or its stockholders. Such limitation does not affect the liability of a director (i) for any transaction from which the director derives an improve personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemption of shares or (iv) for any breach of a director's duty of loyalty to the Registrant or its stockholders.

Item 7.  Exemption from Registration Claimed.
----------------------------------------------

         The 110,500 Shares of Common Stock that hereby are being registered for resale were issued to the officers of the Company pursuant to their employment contracts. All such shares of Common Stock were issued without registration in reliance on the exemption afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

Item 8.   Exhibits.
-------------------

 Regulation
    S-K                                    Reference to Prior
  Exhibit                                  Filing or Exhibit
  Number                 Document          Number Attached Hereto
-----------  ---------------------------   ----------------------
   3.1       Certificate of Incorporation            *
             of Hungarian Telephone and
             Cable Corp.

   3.2       Bylaws of Hungarian Telephone
             and Cable Corp.                         *

    5        Opinion of Fleischman and            Attached as
             Walsh, L.L.P.                         Exhibit 5

   10.81     Amended and Restated Employment      Attached as
             Contract dated as of October        Exhibit 10.81
             17, 1996 between Hungarian
             Telephone and Cable Corp. and
             James G. Morrison

   10.82     Amended and Restated Employment      Attached as
             Contract dated as of October        Exhibit 10.82
             17, 1996 between Hungarian
             Telephone and Cable Corp. and
             Andrew E. Nicholson

   10.83     Amended and Restated Employment      Attached as
             Contract dated as of October        Exhibit 10.83
             17, 1996 between Hungarian
             Telephone and Cable Corp. and
             Daniel R. Vaughn

   23        Consent of Fleischman and
             Walsh, L.L.P. (included in
             Exhibit 5)

   23.1      Consent of KPMG Peat Marwick          Attached as
             LLP, certified public                 Exhibit 23.1
             accountants

   23.2      Consent of BDO Seidman, LLP,          Attached as
             certified public accountants          Exhibit 23.2

   24        Power of Attorney                     Contained on
                                                  Signature Page


--------------------
* Filed as exhibits to Registrant's Registration Statement on Form SB-2 dated October 20, 1992, as amended (Registration No. 33-53582-NY as amended).

Item 9.  Undertakings.
----------------------

        (a)  The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement,

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                      Provided,  however,  that  paragraphs  (a)(1)(i)  and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Budapest, Republic of Hungary, on October 17, 1996.


                                 HUNGARIAN TELEPHONE AND CABLE CORP.



                                 By:  /s/ James G. Morrison
                                 -------------------------------
                                 James G. Morrison, President,
                                 Chief Executive Officer and
                                 Director
                                 (Duly Authorized Representative)



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James G. Morrison, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


/s/James G. Morrison            Director, President           October 17, 1996
---------------------           and Chief Executive
James G. Morrison               Officer

/s/Richard P. Halka              Controller                   October 17, 1996
----------------------
Richard P. Halka


/s/Andrew E. Nicholson           Senior Vice President,       October 17, 1996
----------------------           Finance
Andrew E. Nicholson


/s/Daniel R. Vaughn              Chief Operating              October 17, 1996
-----------------------          Officer
Daniel R. Vaughn


/s/David A. Finley               Director                     October 17, 1996
-----------------------
David A. Finley


/s/Warren B. French, Jr.         Director                     October 17, 1996
------------------------
Warren B. French, Jr.


/s/John B. Ryan                  Director                     October 17, 1996
-----------------------
John B. Ryan


/s/James H. Season               Director                     October 17, 1996
-----------------------
James H. Season


/s/Ronald E. Spears              Director                     October 17, 1996
-----------------------
Ronald E. Spears


/s/William E. Starkey            Director                     October 17, 1996
------------------------
William E. Starkey

                                INDEX TO EXHIBITS




Exhibit
  No.                               Description
----------------------------------------------------------------

3.1               *Certificate of Incorporation of Hungarian
                  Telephone and Cable............................

3.2               *Bylaws of Hungarian Telephone and Cable
                  Corp...........................................

5                 Opinion of Fleischman and Walsh, L.L.P (which
                  includes their consent)........................

10.81             Amended and Restated Employment Contract dated
                  October 17, 1996 between Hungarian Telephone
                  and Cable Corp. and James G. Morrison..........

10.82             Amended and Restated Employment Contract dated
                  October 17, 1996 between Hungarian Telephone
                  and Cable Corp. and Andrew E. Nicholson........

10.83             Amended and Restated Employment Contract dated
                  October 17, 1996 between Hungarian Telephone
                  and Cable Corp. and Daniel R. Vaughn...........

23.1              Consent of KPMG Peat Marwick LLP, certified
                  public accountants.............................

23.2              Consent of BDO Seidman, LLP, certified public
                  accountants....................................









--------------------
* Filed as exhibits to Registrant's Registration Statement on Form SB-2 dated October 20, 1992, as amended (Registration No. 33-53582-NY as amended).